Exhibit 23(b)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 23, 2019, with respect to the financial statements and the accompanying financial statement schedule of Great American Life Insurance Company in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-227067) and related Prospectus for the registration of “Index Summit 6SM” individual deferred indexed annuity.

/s/ Ernst & Young LLP

Cincinnati, Ohio

April 23, 2019